Exhibit 99.1

ALLERGAN PLC

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 2, 2016, Allergan plc (“Allergan” or the “Company”) completed the previously announced sale of its global generic pharmaceuticals business and certain other assets (the “Business”) to Teva Pharmaceuticals Industries Ltd. (“Teva”) for $33.4 billion in cash, which includes estimated working capital and other contractual adjustments, and 100.3 million unregistered Teva ordinary shares (or American Depository Shares with respect thereto), which approximates $5.0 billion in Teva stock using the opening price on August 2, 2016, discounted at a rate of 5.9% for the restriction on marketability of such stock (the ‘Teva Divestiture”). Teva acquired the Company’s global generics business, including the United States (“U.S.”) and international generic commercial units, our third-party supplier Medis, our global generic manufacturing operations, and our global generic R&D unit, as well as our international over-the-counter (“OTC”) commercial unit (excluding OTC eye care products) and some established international brands.

The following unaudited pro forma combined financial statements are presented to illustrate the effects of (i) the Teva Divestiture and (ii) the acquisition of Allergan Inc. (“Legacy Allergan”) by the Company, which closed on March 17, 2015 (the “Legacy Allergan Acquisition”) as if both transactions had been completed on January 1, 2015 for income statement purposes, and as if the Teva Divestiture had been completed on March 31, 2016 for balance sheet purposes, subject to the assumptions and adjustments as described in the accompanying notes. The following unaudited pro forma combined financial statements give effect to the following:

•	the completion of the Teva Divestiture (refer to the information in “Divesture Adjustments” column in the unaudited pro forma combined financial statements). No adjustment is required in the pro forma combined statements of operations as the Business has been reported as discontinued operations in the Company’s historical statement of operations;

•	the Legacy Allergan Acquisition (refer to the information in “Legacy Allergan Acquisition Adjustments” and “Legacy Allergan Financing Adjustments” columns in the unaudited pro forma combined financial statements (inclusive of the historical consolidated statement of operations of Legacy Allergan for the period of January 1, 2015 through March 16, 2015 (refer to the “Historical Legacy Allergan” column in the unaudited pro forma combined financial statements)); and

•	the repayment of term loan indebtedness and the revolving credit facility with the proceeds received from the Teva Divestiture (refer to the “Financing Adjustments” column in the unaudited pro forma combined financial statements).

The pro forma adjustments are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma combined financial statements, that Company management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information.

The unaudited pro forma combined statements of operations for the three months ended March 31, 2016 and the fiscal year ended December 31, 2015 assume all of the transactions were completed on January 1, 2015. The unaudited pro forma combined financial information has been prepared by Company management in accordance with SEC Regulation S-X Article 11 for illustrative purposes only and is not necessarily indicative of the combined results of operations that would have been realized had the transactions been completed as of the dates indicated, nor is it meant to be indicative of any anticipated combined future results of operations that Allergan plc will experience. In addition, the accompanying unaudited pro forma combined statements of operations do not include any pro forma adjustments to reflect expected cost savings or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time transaction related costs.

The unaudited pro forma combined financial statements are based upon and should be read in conjunction with the historical consolidated financial statements of Allergan included in its Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the three month period ended March 31, 2016. The “Historical Allergan plc” amounts in the pro forma combined statement of operations reflect the results from continuing operations. Warner Chilcott Limited is an indirect wholly-owned subsidiary of Allergan plc (together with other Warner Chilcott Limited parents), the ultimate parent of the group. The results of Warner Chilcott Limited are consolidated into the results of Allergan plc. Due to the deminimis activity between Allergan plc and Warner Chilcott Limited, references throughout these notes relate to both Allergan plc and Warner Chilcott Limited. Warner Chilcott Limited representations relate only to itself and not to any other company.

ALLERGAN PLC

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

AS OF MARCH 31, 2016

(In millions, except par value)

	Historical Allergan plc	Divestiture Adjustments		Financing Adjustments		Allergan plc Pro Forma	Adjustments from Allergan plc to Warner Chilcott Limited	Warner Chilcott Limited Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$2,260.8	$33,385.5	3b	$(8,506.4)	4a	$27,139.9	(13.1)	$27,126.8
Marketable securities	13.0	5,038.6	3c	—		5,051.6	—	5,051.6
Accounts receivable, net	2,652.8	—		—		2,652.8	—	2,652.8
Receivable from Parents	—	—		—		—	382.6	382.6
Inventories	1,022.2	—		—		1,022.2	—	1,022.2
Prepaid expenses and other current assets	634.3	—		—		634.3	(2.4)	631.9
Current assets held for sale	3,508.4	(3,499.1)	3a	—		9.3	—	9.3

Total current assets	10,091.5	34,925.0		(8,506.4)		36,510.1	367.1	36,877.2
Property, plant and equipment, net	1,602.4	—		—		1,602.4	—	1,602.4
Investments and other assets	405.5	—		—		405.5	—	405.5
Non current assets held for sale	10,636.8	(10,636.8)	3a	—		—	—	—
Deferred tax assets	77.7	—		—		77.7	(0.1)	77.6
Product rights and other intangibles	66,535.8	—		—		66,535.8	—	66,535.8
Goodwill	46,724.0	—		—		46,724.0	—	46,724.0

Total assets	$136,073.7	$24,288.2		$(8,506.4)		$151,855.5	367.0	$152,222.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,701.1	$281.0	3d	$—		$4,982.1	(41.6)	$4,940.5
Payable to Parents	—	—		—		—	1,561.1	1,561.1
Income taxes payable	68.5	3,312.6	3e	—		3,381.1	—	3,381.1
Current portion of long-term debt and capital leases	4,015.7	—		(1,638.3)	4a, 4b	2,377.4	—	2,377.4
Current liabilities held for sale	1,410.2	(1,410.2)	3a	—		—	—	—

Total current liabilities	10,195.5	2,183.4		(1,638.3)		10,740.6	1,519.5	12,260.1
Long-term debt and capital leases	38,551.8	—		(6,850.8)	4a, 4b	31,701.0	—	31,701.0
Other long-term liabilities	1,024.0	—		—		1,024.0	—	1,024.0
Non current liabilities held for sale	512.4	(512.4)	3a	—		—	—	—
Other taxes payable	777.4	—		—		777.4	—	777.4
Deferred tax liabilities	7,563.9	5,111.3	3f	—		12,675.2	—	12,675.2

Total liabilities	58,625.0	6,782.3		(8,489.1)		56,918.2	1,519.5	58,437.7

Commitments and contingencies
Equity:
Preferred shares, $0.0001 par value per share, 5.1 million shares authorized,
5.1 million shares issued and outstanding	4,929.7	—		—		4,929.7	(4,929.7)	—
Ordinary shares; $0.0001 par value per share; 1,000.0 million shares authorized, 395.4 million shares issued and outstanding	—	—		—		—	—	—
Additional paid-in capital	68,658.3	—		—		68,658.3	(68,658.3)	—
Member’s Capital	—	—		—		—	72,935.1	72,935.1
Retained Earnings / (Accumulated deficit)	3,833.6	16,755.0	3g	(17.3)	4b	20,571.3	(499.6)	20,071.7
Accumulated other comprehensive income	28.4	745.5	3g	—		773.9	—	773.9

Total shareholders’ equity	77,450.0	17,500.5		(17.3)		94,933.2	(1,152.5)	93,780.7
Noncontrolling interest	(1.3)	5.4	3g	—		4.1	—	4.1

Total equity	77,448.7	17,505.9		(17.3)		94,937.3	(1,152.5)	93,784.8

Total liabilities and equity	$136,073.7	$24,288.2		$(8,506.4)		$151,855.5	$367.0	$152,222.5

See the accompanying notes to the unaudited pro forma combined financial statements, which are an integral part of these pro forma financial statements.

ALLERGAN PLC

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(In millions, except per share amounts)

	Historical Allergan plc	Financing Adjustments		Allergan plc Pro Forma	Adjustments from Allergan plc to Warner Chilcott Limited	Warner Chilcott Limited Pro Forma
Net revenues	$3,795.9	$—		$3,795.9	$—	$3,795.9

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	811.8	—		811.8	—	811.8
Research and development	403.1	—		403.1	—	403.1
Selling and marketing	795.8	—		795.8	—	795.8
General and administrative	342.6	—		342.6	(15.2)	327.4
Amortization	1,592.1	—		1,592.1	—	1,592.1
In-process research and development impairments	6.0	—		6.0	—	6.0
Asset sales and impairments, net	(1.7)	—		(1.7)	—	(1.7)

Total operating expenses	3,949.7	—		3,949.7	(15.2)	3,934.5

Operating (loss)	(153.8)	—		(153.8)	15.2	(138.6)

Interest income	3.1	—		3.1	—	3.1
Interest expense	(332.8)	39.1	4c	(293.7)	—	(293.7)
Other (expense) income, net	0.5	—		0.5	—	0.5

Total (expense), net	(329.2)	39.1		(290.1)	—	(290.1)

(Loss) / income before income taxes and noncontrolling interest	(483.0)	39.1		(443.9)	15.2	(428.7)
(Benefit)/provision for income taxes	(402.0)	0.7	4d	(401.3)	—	(401.3)

Net (loss) / income	(81.0)	38.4		(42.6)	15.2	(27.4)

(Income) attributable to noncontrolling interest	(0.7)	—		(0.7)	—	(0.7)

Net (loss) / income attributable to shareholders / members	(81.7)	38.4		(43.3)	15.2	(28.1)

Dividends on preferred shares	69.6	—		69.6	(69.6)	—

Net (loss) / income attributable to ordinary shareholders / members	$(151.3)	$38.4		$(112.9)	$84.8	$(28.1)

(Loss) per share attributable to ordinary shareholders – basic:	$(0.38)			$(0.29)

(Loss) per share attributable to ordinary shareholders – diluted:	$(0.38)			$(0.29)

Weighted average shares outstanding:
Basic	394.8			394.8

Diluted	394.8			394.8

See the accompanying notes to the unaudited pro forma combined financial statements, which are an integral part of these pro forma financial statements.

ALLERGAN PLC

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(In millions, except per share amounts)

	Historical Allergan plc	Historical Legacy Allergan	Legacy Allergan Acquisition Adjustments		Legacy Allergan Financing Adjustments		Adjusted Allergan plc	Financing Adjustments		Allergan plc Pro Forma	Adjustments from Allergan plc to Warner Chilcott Limited	Warner Chilcott Limited Pro Forma
Net revenues	$15,071.0	$1,525.0	$(2.0)	6a	$—		$16,594.0	$—		$16,594.0	$—	$16,594.0

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	4,810.4	141.3	(0.5)	6a, 6b	—		4,951.2	—		4,951.2	—	4,951.2
Research and development	2,358.5	179.1	6.6	6b	—		2,544.2	—		2,544.2	—	2,544.2
Selling and marketing	2,914.0	372.6	9.6	6b	—		3,296.2	—		3,296.2	—	3,296.2
General and administrative	1,765.6	122.8	(74.2)	6b, 6c	—		1,814.2	—		1,814.2	(135.4)	1,678.8
Amortization	5,453.4	21.1	795.1	6d	—		6,269.6	—		6,269.6	—	6,269.6
In-process research and development impairments	511.6	—	—		—		511.6	—		511.6	—	511.6
Asset sales and impairments, net	272.0	—	—		—		272.0	—		272.0	—	272.0

Total operating expenses	18,085.5	836.9	736.6		—		19,659.0	—		19,659.0	(135.4)	19,523.6

Operating (loss) / income	(3,014.5)	688.1	(738.6)		—		(3,065.0)	—		(3,065.0)	135.4	(2,929.6)

Interest income	11.4	1.0	—		—		12.4	—		12.4	—	12.4
Interest expense	(1,193.3)	(14.2)	—		(154.6)	6f	(1,362.1)	168.1	4c	(1,194.0)	—	(1,194.0)
Other (expense) income, net	(233.8)	5.0	233.9	6c	—		5.1	—		5.1	—	5.1

Total (expense), net	(1,415.7)	(8.2)	233.9		(154.6)		(1,344.6)	168.1		(1,176.5)	—	(1,176.5)

(Loss) /income before income taxes and noncontrolling interest	(4,430.2)	679.9	(504.7)		(154.6)		(4,409.6)	168.1		(4,241.5)	135.4	(4,106.1)
(Benefit)/provision for income taxes	(1,561.9)	234.3	(189.6)	6e	—	6g	(1,517.2)	3.5	4d	(1,513.7)	—	(1,513.7)

Net (loss) / income	(2,868.3)	445.6	(315.1)		(154.6)		(2,892.4)	164.6		(2,727.8)	135.4	(2,592.4)

(Income) attributable to noncontrolling interest	(4.2)	(0.6)	—		—		(4.8)	—		(4.8)	—	(4.8)

Net (loss) / income attributable to shareholders / members	(2,872.5)	445.0	(315.1)		(154.6)		(2,897.2)	164.6		(2,732.6)	135.4	(2,597.2)

Dividends on preferred shares	232.0	—	—		46.4	6h	278.4	—		278.4	(278.4)	—

Net (loss) / income attributable to ordinary shareholders / members	$(3,104.5)	$445.0	$(315.1)		$(201.0)		$(3,175.6)	$164.6		$(3,011.0)	$413.8	$(2,597.2)

(Loss) per share attributable to ordinary shareholders – basic:	$(8.44)									$(7.66)

(Loss) per share attributable to ordinary shareholders – diluted:	$(8.44)									$(7.66)

Weighted average shares outstanding:
Basic	367.8									393.0

Diluted	367.8									393.0

See the accompanying notes to the unaudited pro forma combined financial statements, which are an integral part of these pro forma financial statements.

Notes to the unaudited pro forma combined financial statements

1.	Description of transactions

The Global Generics Business Transaction: On August 2, 2016, the Company divested the Business to Teva for approximately $38.5 billion including cash consideration of $33.4 billion, which includes estimated working capital and other contractual adjustments, and $5.0 billion in Teva shares, discounted for the restriction on marketability of such stock.

The Legacy Allergan Acquisition: On March 17, 2015, the Company acquired Legacy Allergan for approximately $77.0 billion including outstanding indebtedness assumed of $2.2 billion, cash consideration of $40.1 billion and equity consideration of $34.7 billion, which includes outstanding equity awards. Under the terms of the agreement, Legacy Allergan shareholders received 111.2 million of the Company’s ordinary shares, 7.0 million of the Company’s non-qualified stock options and 0.5 million of the Company’s share units.

The Company’s historical consolidated statement of operations for the year ended December 31, 2015 includes results of operations of Legacy Allergan since March 17, 2015.

2.	Basis of presentation

The historical consolidated financial information of the Company has been adjusted in the accompanying unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to the transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, are expected to have a continuing impact on the results of operations.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date.

3.	Divestiture Adjustments

Adjustments included in the “Divestiture Adjustments” column in the accompanying unaudited pro forma combined balance sheet are as follows:

a.	Represents the assets and liabilities related to the Business which were classified as held for sale as reported by Allergan in the March 31, 2016 Quarterly Report filed on Form 10-Q.

b.	Represents the receipt of $33.4 billion in cash proceeds from the sale of the Business, offset in part by the payment of $35.0 million in deal related costs.

c.	Represents the receipt of 100.3 million shares of Teva stock valued at $5.0 billion using the opening price of Teva shares of $53.39 per share on August 2, 2016, discounted at a rate of 5.9% for the restriction on marketability of such stock.

d.	Represents the allocation of proceeds from the sale of the Business of $316.0 million to deferred liabilities resulting from the allocation of fair value to the multiple elements of the divestiture agreement, including supply arrangements and future services to be performed by the Company, offset by the payment of deal related costs of $35.0 million.

e.	Represents estimated income taxes payable resulting from the sale of the Business based on the statutory tax rate.

f.	Represents the utilization of the benefit recognized in the year ended December 31, 2015 in discontinued operations related to investments in certain U.S. subsidiaries and other assets as this tax benefit reverses upon consummation of the Teva Divestiture and reclassification of certain deferred taxes to current income taxes payable as these amounts became payable upon the consummation of the Teva Divestiture.

g.	Represents the estimated net equity movement from the Teva Divestiture which includes the gain on sale of the Teva Divestiture.

4.	Financing Adjustments

Adjustments included in the “Financing Adjustments” column in the accompanying unaudited pro forma balance sheet and statements of operations are as follows:

a.	Represents the repayment of outstanding indebtedness paid with the proceeds from the Teva Divestiture, including select term debt and credit facilities outstanding as of March 31, 2016 as follows:

	March 31, 2016	Use of Teva Proceeds	Pro forma
Senior Notes:
Floating Rate Notes
$500.0 million floating rate notes due September 1, 2016	$500.0	$—	$500.0
$500.0 million floating rate notes due March 12, 2018	500.0	—	500.0
$500.0 million floating rate notes due March 12, 2020	500.0	—	500.0

	1,500.0	—	1,500.0

Fixed Rate Notes
$800.0 million 5.750% notes due April 1, 2016	800.0	—	800.0
$1,000.0 million 1.850% notes due March 1, 2017	1,000.0	—	1,000.0
$500.0 million 1.300% notes due June 15, 2017	500.0	—	500.0
$1,200.0 million 1.875% notes due October 1, 2017	1,200.0	—	1,200.0
$3,000.0 million 2.350% notes due March 12, 2018	3,000.0	—	3,000.0
$250.0 million 1.350%% notes due March 15, 2018	250.0	—	250.0
$1,050.0 million 4.375% notes due February 1, 2019	1,050.0	—	1,050.0
$500.0 million 2.450% notes due June 15, 2019	500.0	—	500.0
$400.0 million 6.125% notes due August 14, 2019	400.0	—	400.0
$3,500.0 million 3.000% notes due March 12, 2020	3,500.0	—	3,500.0
$650.0 million 3.375% notes due September 15, 2020	650.0	—	650.0
$750.0 million 4.875% notes due February 15, 2021	750.0	—	750.0
$1,200.0 million 5.000% notes due December 15, 2021	1,200.0	—	1,200.0
$3,000.0 million 3.450% notes due March 15, 2022	3,000.0	—	3,000.0
$1,700.0 million 3.250% notes due October 1, 2022	1,700.0	—	1,700.0
$350.0 million 2.800% notes due March 15, 2023	350.0	—	350.0
$1,200.0 million 3.850% notes due June 15, 2024	1,200.0	—	1,200.0
$4,000.0 million 3.800% notes due March 15, 2025	4,000.0	—	4,000.0
$2,500.0 million 4.550% notes due March 15, 2035	2,500.0	—	2,500.0
$1,000.0 million 4.625% notes due October 1, 2042	1,000.0	—	1,000.0
$1,500.0 million 4.850% notes due June 15, 2044	1,500.0	—	1,500.0
$2,500.0 million 4.750% notes due March 15, 2045	2,500.0	—	2,500.0

	32,550.0	—	32,550.0

Total Senior Notes Gross	34,050.0	—	34,050.0

	March 31, 2016	Use of Teva Proceeds	Pro forma
Unamortized premium	205.1	—	205.1
Unamortized discount	(104.6)	—	(104.6)

Total Senior Notes Net	34,150.5	—	34,150.5

Term Loan Indebtedness:
WC Term Loan
WC Three Year Tranche	191.5	(191.5)	—
WC Five Year Trance	181.1	(181.1)	—

	372.6	(372.6)	—

ACT Term Loan
2017 Term Loan	358.8	(358.8)	—
2019 Term Loan	1,650.0	(1,650.0)	—

	2,008.8	(2,008.8)	—

AGN Term Loan
AGN Three Year Tranche	2,750.0	(2,750.0)	—
AGN Five Year Tranche	2,475.0	(2,475.0)	—

	5,225.0	(5,225.0)	—

Total Term Loan Indebtedness	7,606.4	(7,606.4)	—

Other Indebtedness
Revolver Borrowings	900.0	(900.0)	—
Debt issuance costs	(185.6)	17.3	(168.3)
Other	93.0	—	93.0

Total Other Borrowings	807.4	(882.7)	(75.3)

Capital Leases	3.2	—	3.2

Total Indebtedness	$42,567.5	$(8,489.1)	$34,078.4

b.	Represents the write-off of the deferred loan costs related to the borrowings being repaid.

c.	Represents the reversal of interest expense incurred related to the borrowings being repaid.

d.	Represents the tax expense related to the interest savings at the statutory rate of the indebtedness repaid.

5.	Historical Legacy Allergan

On March 17, 2015, Allergan plc completed the Legacy Allergan Acquisition. Financial information of Legacy Allergan in the unaudited pro forma combined statement of operations in the “Historical Legacy Allergan” column represents the historical consolidated statement of income of Legacy Allergan for the period from January 1, 2015 to March 17, 2015 when it was a standalone entity.

6.	Legacy Allergan Acquisition Adjustments and Legacy Allergan Financing Adjustments

Adjustments included in the “Legacy Allergan Acquisition Adjustments” column in the accompanying unaudited pro forma combined statements of operations are as follows:

a.	Represents the elimination of net revenues and cost of sales for product sales of $2.0 million for the period from January 1, 2015 to March 16, 2015 between the Company and Legacy Allergan.

b.	Represents the adjustment to increase stock-based compensation of $21.9 million for the year ended December 31, 2015 in connection with the replacement equity awards granted at the close of the acquisition assuming it took place on January 1, 2015. The replacement charge is accounted for as a modification to the awards.

c.	Represents the elimination of transaction costs that have been incurred by the Company and Legacy Allergan related to the Legacy Allergan Acquisition included in general and administrative expenses of $78.4 million for the year ended December 31, 2015 as well as bridge loan commitment fees included as a component of other (income) expense, net of $264.9 million and gains of $31.0 million on the interest rate locks entered into on a portion of the $21.0 billion of debt issued as part of the Legacy Allergan Acquisition.

d.	Represents increased amortization for the fair value of identified intangible assets with definite lives. The increase in amortization expense for intangible assets is based on the actual useful lives assigned to each product as follows:

	Amount recognized as of the acquisition date	Weighted average useful lives (years)	January 1 – March 16, 2015 Pro Forma Impact
Definite lived assets
Restasis ®	$3,970.0	4.0
Refresh® / Optive ®	2,720.0	7.6
Other Eye Care Products	6,690.0	4.2
Botox ®	22,600.0	8.0
Aczone ®	160.0	1.3
Other Skin Products	820.0	5.0
Other Aesthetics	6,350.0	6.0

Total CMP	43,310.0	6.7

Trade name	690.0	4.5
Customer relationships	1,050.5	3.4

Total definite lived assets	45,050.5	6.6

In-process research and development
Eye Care	5,500.0
Botox ®	810.0
Aesthetics	2,270.0
Other	1,120.0

Total IPR&D	9,700.0

Total Intangible Assets	$54,750.5		$816.2
Less Legacy Allergan			(21.1)
Total pro forma adjustment			$795.1

e.	Represents the income tax effect for unaudited pro forma combined statement of operations adjustments related to the Legacy Allergan Acquisition using a weighted average statutory tax rate based on where most of Legacy Allergan’s taxable income was generated historically and where the transaction cost and other pro forma adjustments were incurred.

Adjustments included in the “Legacy Allergan Financing Adjustments” column in the accompanying unaudited pro forma combined statement of operations are as follows:

f.	Represents estimated interest expense, including amortization of deferred financing costs based on effective interest rate method, related to the term loan indebtedness and senior notes issued and acquired in connection with the Legacy Allergan Acquisition as follows (in millions):

	Indebtedness Incurred	January 1 – March 16, 2015 Pro Forma Impact
Senior Notes:

Floating Rate Notes
$500.0 million floating rate notes due September 1, 2016	$500.0
$500.0 million floating rate notes due March 12, 2018	500.0
$500.0 million floating rate notes due March 12, 2020	500.0

	1,500.0	4.8

Fixed Rate Notes
$800.0 million 5.750% notes due April 1, 2016	800.0
$1,000.0 million 1.850% notes due March 1, 2017	1,000.0
$3,000.0 million 2.350% notes due March 12, 2018	3,000.0
$250.0 million 1.350%% notes due March 15, 2018	250.0
$3,500.0 million 3.000% notes due March 12, 2020	3,500.0
$650.0 million 3.375% notes due September 15, 2020	650.0
$3,000.0 million 3.450% notes due March 15, 2022	3,000.0
$350.0 million 2.800% notes due March 15, 2023	350.0
$4,000.0 million 3.800% notes due March 15, 2025	4,000.0
$2,500.0 million 4.550% notes due March 15, 2035	2,500.0
$2,500.0 million 4.750% notes due March 15, 2045	2,500.0

	21,550.0	145.5

Total Senior Notes Gross	23,050.0	150.3

Unamortized premium	58.6	1.7
Unamortized discount	(65.5)	(6.2)

Total Senior Notes Net	23,043.1	145.8

Term Loan Indebtedness:
AGN Term Loan
AGN Three Year Tranche variable rate debt maturing March 17, 2018	2,750.0
AGN Five Year Tranche variable rate debt maturing March 17, 2020	2,750.0

	5,500.0	15.4
Other Indebtedness
Other	75.9

	75.9	7.6
Less Legacy Allergan interest		(14.2)

Total Indebtedness	$28,619.0	$154.6

g.	Based on the financing structure of the issued indebtedness, no tax benefit is assumed.

h.	Represents approximately two months of dividends on the Mandatory Convertible Preferred Shares issued on March 2, 2015 to partially fund the Legacy Allergan transaction.

7.	Adjustments from Allergan plc to Warner Chilcott Limited

Adjustments included in the “Adjustments from Allergan plc to Warner Chilcott Limited” column in the accompanying unaudited pro forma balance sheet and consolidated statement of operations relate to adjustments between the financial statement presentation of Allergan plc and Warner Chilcott Limited.

8.	Earnings per share

The unaudited pro forma combined basic and diluted earnings per share calculations are based on Allergan plc’s consolidated basic and diluted weighted average number of shares. The pro forma weighted average number of shares outstanding reflects the following incremental adjustments as if the issuance of shares occurred on January 1, 2015:

•	Elimination of Legacy Allergan historical common stock;

•	The issuance of 111.2 million Allergan plc ordinary shares to Legacy Allergan stockholders in the Legacy Allergan Acquisition;

•	The issuance of 14.5 million Allergan plc ordinary shares issued in connection with the financing for the Legacy Allergan Acquisition; and

•	Excludes the impact of the issuance of preferred shares as their impact would be anti-dilutive.